                     AMERICAN FAMILY LIFE INSURANCE COMPANY
                               6000 AMERICAN PKWY
                             MADISON, WI 53783-0001
                                 [888-428-5433]

                                 A STOCK COMPANY

                                VARIABLE ANNUITY

This Variable Annuity is a legal contract between the OWNER and US. The contract sets forth, in detail, the rights and obligations of the OWNER and US.

We agree to pay the PROCEEDS of this Annuity Contract, subject to the conditions and provisions of this Annuity Contract.


           RIGHT TO EXAMINE AND RETURN ANNUITY CONTRACT WITHIN 10 DAYS

THE OWNER MAY RETURN THIS ANNUITY CONTRACT AT ANY TIME BEFORE MIDNIGHT OF THE 10TH DAY AFTER RECEIPT BY DELIVERING IT OR MAILING IT TO:

      1. US AT THE ADMINISTRATIVE SERVICE CENTER; OR
      2. THE REGISTERED REPRESENTATIVE OF AMERICAN FAMILY SECURITIES, LLC, THROUGH WHOM THIS ANNUITY CONTRACT WAS PURCHASED.

UPON SUCH MAILING OR DELIVERY, THIS ANNUITY CONTRACT IS DEEMED VOID FROM THE START AND WITHIN SEVEN DAYS FROM THE DATE WE RECEIVE THIS ANNUITY CONTRACT, WE WILL REFUND AN AMOUNT EQUAL TO THE ACCUMULATION VALUE OF THIS ANNUITY CONTRACT ON THE DATE THIS ANNUITY CONTRACT IS RECEIVED AT THE ADMINISTRATIVE SERVICE CENTER PLUS THE AMOUNT OF ANY DEDUCTIONS FOR CHARGES.


UPON SUCH MAILING OR DELIVERY, THIS ANNUITY CONTRACT IS DEEMED VOID FROM THE START AND WITHIN SEVEN DAYS FROM THE DATE WE RECEIVE THIS ANNUITY CONTRACT, WE WILL REFUND AN AMOUNT EQUAL TO THE GREATER OF:

      1. THE PREMIUMS PAID; OR
      2. THE ACCUMULATION VALUE OF THIS ANNUITY CONTRACT ON THE DATE THIS ANNUITY CONTRACT IS RECEIVED AT THE ADMINISTRATIVE SERVICE CENTER PLUS THE AMOUNT OF ANY DEDUCTIONS FOR CHARGES.

ALL PAYMENTS AND VALUES PROVIDED UNDER THIS ANNUITY CONTRACT MAY VARY AS DESCRIBED IN THIS ANNUITY CONTRACT. THE ACCUMULATION VALUE IN THE VARIABLE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT ACCOUNT AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE PAGES 11 AND 12 FOR THE VARIABLE ACCOUNT PROVISIONS OF THIS ANNUITY CONTRACT.


This Annuity Contract has been signed at OUR HOME OFFICE in Madison, Wisconsin.


                                   SIGNATURES


                                   DESCRIPTION

                                VARIABLE ANNUITY

                                Non-Participating


                   PLEASE READ YOUR ANNUITY CONTRACT CAREFULLY

                    ALPHABETIC GUIDE TO THIS ANNUITY CONTRACT

                                                     PAGE
ALTERNATE ANNUITY DATE                               7
ACCUMULATION VALUE                                   13, 14
  Accumulation Units                                 13
  Accumulation Unit Value                            13
  Net Investment Factor                              14
  Fixed Account Interest                             14
BENEFITS PAYABLE                                     5, 6
CHANGE OF BENEFICIARY/OWNERSHIP                      7
DEFINITIONS                                          3, 4
  Accumulation Period                                3
  Accumulation Unit                                  3
  Accumulation Value                                 3
  Administrative Service Center                      3
  Annuitant                                          3
  Annuity Commencement Date                          3
  Annuity Contract Date                              3
  Application                                        3
  Attained Age                                       3
  Beneficiary(ies)                                   3
  Business Day                                       3
  Contingent Deferred Sales Charge                   3
  Death Benefit                                      4
  Excess Interest                                    4
  Fixed Account                                      4
  Fixed Account Accumulation Value                   4
  Fund                                               4
  General Account                                    4
  Home Office                                        4
  Income Payment                                     4
  Initial Premium                                    4
  Issue Age                                          4
  Issue Date                                         4
  Owner                                              4
  Planned Premium                                    4
  Premium Tax                                        4
  Proceeds                                           4
  SEC                                                4
  Surrender Value                                    4
  Valuation Period                                   4
  Variable Account                                   4
  Variable Account Accumulation Value                4
  We, Us, Our                                        4
GENERAL PROVISIONS                                   8, 9
  Assignment                                         8
  Basis of Calculation                               8
  Claims of Creditors                                8
  Duplicate Policy Fee                               8
  Entire Contract                                    8
  Error                                              8
  Misstatement of Age or Gender                      8
  Owner's Report                                     8
  Premium Tax                                        8
  Tax Qualification as Life Insurance                9
  Waiver and Change                                  9
OWNERSHIP                                            7
PREMIUMS                                             9, 10
  Initial Premium                                    9
  Planned Premium                                    9
  Premium Reminder Notice for Planned Premium        9
  Premium Limits for Planned Premium                 9
  Premium Allocation                                 9, 10
RIGHT TO EXAMINE AND RETURN ANNUITY CONTRACT         1
SETTLEMENT OPTIONS                                   15, 16
  Fixed Period                                       15
  Fixed Period and Life                              15
  Fixed Amount                                       15
  Joint and Survivor Lifetime Income                 15
  Installment Refund                                 15
  Lifetime-No Refund                                 15
  Interest                                           15
  Conditions                                         15
  Settlement Option Tables                           16
SURRENDER                                            10, 11
  Surrender                                          10
  Partial Surrender                                  10
  Contingent Deferred Sales Charge                   10, 11
  Table of Contingent Deferred Sales Charges         11
  Waiver of Contingent Deferred Sales Charges        11
VARIABLE ACCOUNT                                     11, 12, 13
  Variable Account                                   11
  Subaccounts                                        12
  Fund Investment Options                            12
  Transfers                                          12, 13

                                                    SCHEDULE -- PAGE 1
ANNUITANT                           [Smith, John J]                   ISSUE AGE                        [30]
ANNUITY CONTRACT NUMBER             [1234567]                         ISSUE DATE                       [11/13/97]
ANNUITY CONTRACT DATE               [11/13/97]

                                                      INITIAL              PLANNED               ANNUITY
DESCRIPTION OF BENEFITS                               PREMIUM              PREMIUM               COMMENCEMENT DATE
Variable Annuity                                      [$50,000]            None                  [11/13/2062]

FIXED ACCOUNT GUARANTEED INTEREST RATE

3% per year Applies to Accumulation Period Only

TRANSFER FEE

$25 for each transfer after the first 12 transfers in an Annuity Contract Year

CURRENT MORTALITY AND EXPENSE RISK CHARGE

[ a percent of the daily net assets of the subaccounts equivalent to 1.00% per year]

ADMINISTRATIVE CHARGE

[a percent of the daily net assets of the subaccounts equivalent to .15% per year]

PARTIAL SURRENDER PROCESSING FEE

[The lesser of 2% of the amount surrendered or $25.00 per partial surrender]

CONTINGENT DEFERRED SALES CHARGE

A contingent deferred sales charge calculated as a percentage of premium payments, may be applied if this Annuity Contract is surrendered. See page 10 for further information.

ANNUAL ANNUITY CONTRACT FEE

[$30 per year]

DUPLICATE ANNUITY CONTRACT FEE

[$10.00]

                         SCHEDULE OF INVESTMENT OPTIONS
GENERAL ACCOUNT                      The general assets of American Family Life Insurance Company
SEPARATE ACCOUNT                     [American Family Variable Account II]
SUBACCOUNTS                          FUNDPORTFOLIO
[Subaccount A]                       [Federated International Equity Fund II]
[Subaccount B]                       [Federated Quality Bond Fund II]
[Subaccount C]                       [Fidelity VIP Equity Income Portfolio]
[Subaccount D]                       [Fidelity VIP Growth Portfolio]
[Subaccount E]                       [Fidelity VIP II Contrafund Portfolio]
[Subaccount F]                       [Fidelity VIP III Growth and Income Portfolio]
[Subaccount G]                       [SEI VP Prime Obligation Fund]
[Subaccount H]                       [The Strong Mid Cap Growth Fund II]
[Subaccount I]                       [The Strong Opportunity Fund II]

                                   DEFINITIONS

The following are key words used in this Annuity Contract. When these words are used they are in BOLD TYPE. As you read this Annuity Contract, you can refer to this section for the definition.

ACCUMULATION PERIOD. The period of time beginning on the Annuity Contract Date and ending on the earliest of:
      1. the Annuity Commencement Date;
      2. the Alternate Annuity Commencement Date; or
      3. the date this Annuity Contract terminates.

ACCUMULATION UNIT. A measure of the value of each subaccount before annuity payments begin.

ACCUMULATION VALUE. The amount during the ACCUMULATION PERIOD calculated as:
      1. the VARIABLE ACCOUNT ACCUMULATION VALUE; plus
      2. the FIXED ACCOUNT ACCUMULATION VALUE.

ADMINISTRATIVE SERVICE CENTER. An office that provides administrative services and to which the OWNER may direct inquiries as to beneficiary and ownership changes, requests for surrenders, partial surrenders, and transfers. [The
address of the Administrative Service Center                                .]

ANNUITANT. The person named as the Proposed Annuitant on the Application or named as the Joint Annuitant, whose life determines the benefits payable.

ANNUITY COMMENCEMENT DATE. The date, shown on the Schedule, unless later changed, on which WE base the beginning date of the INCOME PAYMENTS.

ANNUITY CONTRACT DATE. The date shown on the Schedule that determines:
      1. each Annuity Contract year;
      2. each Annuity Contract anniversary;
      3. each Annuity Contract month; and
      4. the ATTAINED AGE of the ANNUITANT.
If the Annuity Contract Date falls on the 29th, 30th or 31st of the month, the Annuity Contract Date will be the 28th of the month.

APPLICATION. The form completed by the Proposed ANNUITANT(S) and/or Proposed OWNER when applying for coverage under this Annuity Contract. This includes any:
      1. amendments or endorsements; or
      2. Supplemental Applications.

ATTAINED AGE. The ANNUITANT'S age at his/her nearest birthday.

BENEFICIARY(IES). The person(s) so named on the APPLICATION, unless later changed according to the provisions of this Annuity Contract, to whom any DEATH BENEFIT is payable upon the death of the ANNUITANT, or the death of the OWNER during the ACCUMULATION PERIOD, subject to the conditions and provisions of this Annuity Contract. As used in the BENEFICIARY designation, the terms, "children" or "lawful children" mean and are limited to those children who are born to or legally adopted by the ANNUITANT. The term "children of this marriage" means and is limited to those children who are born to or legally adopted by the ANNUITANT and his/her spouse on the date the designation is made. Children does not include grandchildren or other descendants. Other children (such as a step-child) may be specifically designated by name as a BENEFICIARY.

BUSINESS DAY. A day when the New York Stock Exchange is open for trading, except for:
      1. the days specified in the Prospectus, subject to applicable regulatory authority;
      2. any day that a subaccount's corresponding investment option does not value its shares.
Assets are valued at the close of the BUSINESS DAY (4:00 P.M. Eastern Time).

CONTINGENT DEFERRED SALES CHARGE. The CONTINGENT DEFERRED SALES CHARGE is an amount subtracted from the ACCUMULATION VALUE during the first nine years after each premium payment effective date upon surrender or partial surrender of this Annuity Contract.

DEATH BENEFIT. The amount payable to the BENEFICIARY upon the death of the OWNER or the ANNUITANT according to the conditions and provisions of this Annuity Contract.

EXCESS INTEREST. Any interest credited in addition to the guaranteed interest on the Fixed Account.

FIXED ACCOUNT. An account in which the ACCUMULATION VALUE accrues interest at no less than the guaranteed minimum rate shown on the Schedule. The FIXED ACCOUNT is part of Our GENERAL ACCOUNT.

FIXED ACCOUNT ACCUMULATION VALUE. The amount under the Annuity Contract in the FIXED ACCOUNT.

FUND. An open end diversified management investment company or investment unit trust in whose portfolio a subaccount invests as shown on the Schedule.

GENERAL ACCOUNT. All OUR assets other than those allocated to the VARIABLE ACCOUNT or any other separate account. WE have complete ownership and control of the assets of the GENERAL ACCOUNT.

HOME OFFICE. OUR office at 6000 American Pkwy, Madison, Wisconsin 53783-0001.

INCOME PAYMENTS. The amount that the PROCEEDS OR THE DEATH BENEFIT will provide when applied under a settlement option of this Annuity Contract. Payments can be made on a monthly, quarterly, semiannual or annual basis.

INITIAL PREMIUM. The amount shown on the Schedule that is paid as of the ANNUITY CONTRACT DATE.

ISSUE AGE. The ANNUITANT'S age shown on the Schedule on his/her birthday nearest the ANNUITY CONTRACT DATE.

ISSUE DATE. The date shown on the Schedule that this Annuity Contract was issued.

OWNER. The person named in the APPLICATION as the OWNER, unless later changed according to the conditions and provisions of this Annuity Contract.

PLANNED PREMIUM. The amount shown on the Schedule that the Owner requests to be billed, unless later changed.

PREMIUM TAX. The amount of tax, if any, charged by a federal, state, or other governmental entity on premium payments or contract values.

PROCEEDS. The amount WE pay during the ACCUMULATION PERIOD, subject to this Annuity Contract's conditions and provisions upon:
      1. the surrender or partial surrender of this Annuity Contract; or
      2. full or partial annuitization

SEC. The Securities and Exchange Commission, a United States government agency.

SURRENDER VALUE. An amount equal to:
      1. the ACCUMULATION VALUE on the surrender date; minus the sum of:
      2. any CONTINGENT DEFERRED SALES CHARGE;
      3. any applicable state premium tax; and
      4. any portion of the Annual Annuity Contract Fee due US.

VALUATION PERIOD. The time between the close of business on a BUSINESS DAY and the close of business on the next BUSINESS DAY.

VARIABLE ACCOUNT. The separate account shown on the Schedule. It is registered as a unit investment trust with the SEC under the Investment Company Act of 1940.

VARIABLE ACCOUNT ACCUMULATION VALUE. The amount under the Annuity Contract in the Variable Account.

WE, US, OUR. American Family Life Insurance Company.

                                BENEFITS PAYABLE

WE will pay, subject to the conditions and provisions of this Annuity Contract, the DEATH BENEFIT to the BENEFICIARY when WE receive at THE ADMINISTRATIVE SERVICE CENTER:
      1. due written proof, satisfactory to US, of the ANNUITANT'S or OWNER'S death;
      2. due written proof, satisfactory to US, that the ANNUITANT'S or OWNER'S death occurred while this Annuity Contract was in force; and
      3. any other necessary information WE need to determine OUR contractual liability for benefits under this Annuity Contract.

The DEATH BENEFIT is the ACCUMULATION VALUE or the premiums paid, minus any partial surrenders, whichever is greater, as of the Death Valuation Date. If the ANNUITANT or OWNER is ATTAINED AGE 80 or above, the DEATH BENEFIT is the ACCUMULATION VALUE only. The Death Valuation Date is the later of:
      1. the date WE receive due written proof, satisfactory to US, as described in 1., 2., and 3. above; or
      2. the earlier of:
         a. the date WE receive complete disbursement instructions from the BENEFICIARY; or
         b. 60 days after WE receive due written proof satisfactory to US of the ANNUITANT'S or OWNER'S death.

If there is more than one BENEFICIARY, the DEATH BENEFIT will be distributed equally to each BENEFICIARY, unless a different distribution has been provided for in the Application.

If the DEATH BENEFIT exceeds the ACCUMULATION VALUE, the difference will be credited to this Annuity Contract, subject to the limitations imposed by section 72(s) of the Internal Revenue Code of 1986, as amended.

On or before the ANNUITY COMMENCEMENT DATE, the OWNER may elect, in writing, the settlement option that will provide the INCOME PAYMENT to the ANNUITANT. Such written election must be sent to US at the ADMINISTRATIVE SERVICE CENTER. If the OWNER does not elect a settlement option on or before the ANNUITY COMMENCEMENT DATE or the ALTERNATE ANNUITY Commencement Date, a fixed dollar annuity, payable monthly under the Fixed Period and Life Settlement Option, with a ten year guaranteed period of payments will be provided.

When the OWNER elects a settlement option under this Annuity Contract, he/she must also elect an available annuity payment frequency. Such frequencies are monthly, quarterly, semiannually, or annually. WE will then make the first payment one annuity payment frequency after the ANNUITY COMMENCEMENT DATE and make subsequent payments as they become due, based on the annuity frequency payment selected.

Under certain settlement options, a minimum number of payments is guaranteed. If the ANNUITANT dies before receiving all of these guaranteed payments, the BENEFICIARY will receive the remaining guaranteed payments as they become due unless the BENEFICIARY elects to receive the discounted value of any remaining payments in a lump sum. The BENEFICIARY must notify US at the ADMINISTRATIVE SERVICE CENTER of this election in writing within 60 days after WE receive due written proof of the ANNUITANT'S death.

WE have the right to rely solely on any affidavit or other evidence which in OUR judgment is adequate to determine:
      1. the existence of;
      2. the identity of;
      3. the ages of; or
      4. any other facts that relate to
those who are the BENEFICIARIES of this Annuity Contract.

This right applies whether or not the BENEFICIARY designation was made on a class basis. Any DEATH BENEFIT paid while relying on this evidence will be a valid discharge of OUR obligations under this Annuity Contract.

BENEFITS PAYABLE UPON THE DEATH OF AN ANNUITANT WHO IS NOT AN OWNER. If an ANNUITANT who is not an OWNER dies before the ANNUITY COMMENCEMENT DATE, WE will pay the DEATH BENEFIT to the BENEFICIARY:
      1. in a lump sum;
      2. by means of a settlement option; or
      3. by means of a Flexible Settlement Account which is similar to a checking account except that it is not FDIC insured.
A Settlement Option must be chosen within 60 days after WE receive due written proof, satisfactory to US, of the ANNUITANT'S death. If a Settlement Option is not chosen within such 60 days, payment will be made in a lump sum.

If an ANNUITANT who is not an OWNER dies on or after the ANNUITY COMMENCEMENT DATE but before all of the guaranteed Income Payments under this Annuity Contract have been made, WE will continue such payments to the BENEFICIARY(IES) under the payment method in effect at the time of the ANNUITANT'S death unless the Beneficiary elects to receive the discounted value of any remaining payments in a lump sum. The BENEFICIARY must notify US at the ADMINISTRATIVE SERVICE CENTER of this election within 60 days after WE receive due written proof of the ANNUITANT'S death.

BENEFITS PAYABLE UPON THE DEATH OF AN OWNER. If any OWNER of this Annuity Contract dies before the ANNUITY COMMENCEMENT DATE, the following applies:
      1. if the new OWNER is the deceased OWNER'S spouse, this Annuity Contract will continue; and if the deceased OWNER was also the ANNUITANT, the deceased OWNER'S spouse will become the ANNUITANT;
      2. if the new OWNER is someone other than the deceased OWNER'S spouse, the entire interest in this Annuity Contract must be distributed to the new
         OWNER:
         a. within five years of the deceased OWNER'S death; or
         b. over the life of the new OWNER, with payments beginning within one year of the date of the deceased OWNER'S death; or
         c. over a period not extending beyond the life expectancy of the new OWNER, with payments beginning within one year of the date of the deceased OWNER'S death.

If the deceased OWNER was the ANNUITANT, the new OWNER will be the joint OWNER, if any, or the BENEFICIARY will be the new OWNER, if there is no joint OWNER. If the deceased OWNER was not the ANNUITANT, the new OWNER will be the joint OWNER, if any, or the ANNUITANT will be the new OWNER, if there is no joint OWNER. If the new OWNER dies after the deceased OWNER, but before the entire interest has been distributed, any remaining distribution will be paid to the new OWNER'S estate.

If any OWNER dies on or after the ANNUITY COMMENCEMENT DATE, but before all of the guaranteed Income Payments under this Annuity Contract have been made, WE will continue such payments to the ANNUITANT (or, if the deceased OWNER was the ANNUITANT, to the BENEFICIARY) under the payment method in effect at the time of the deceased OWNER'S death.

If any OWNER of this Annuity Contract is not an individual, the death or change of any ANNUITANT will be treated as the death of an OWNER.

If anything in this Annuity Contract conflicts with the foregoing Death of Owner provision, that provision will control. The foregoing Death of Owner provision and this Annuity Contract will, in all events be construed in a manner consistent with section 72(s) of the Internal Revenue Code of 1986, as amended.

PROCEEDS PAYABLE IF THE ANNUITANT IS LIVING ON THE ANNUITY COMMENCEMENT DATE. WE will pay, subject to the conditions and provisions of this Annuity Contract, the INCOME PAYMENT to the ANNUITANT, if WE receive at the ADMINISTRATIVE SERVICE CENTER due written proof, satisfactory to US, that the ANNUITANT is living on the ANNUITY COMMENCEMENT DATE.

                                    OWNERSHIP

The OWNER, subject to any assignment on file at the ADMINISTRATIVE SERVICE CENTER and subject to the rights of any irrevocable BENEFICIARY, may exercise all rights and options provided by this Annuity Contract during the ANNUITANT'S lifetime. This includes the right to name a new OWNER or a new BENEFICIARY or to receive income payments under certain Settlement Options otherwise payable to the ANNUITANT. The consent of any BENEFICIARY or any contingent OWNER will not be required unless the existing designation has been made irrevocable by its terms. If the OWNER is not the ANNUITANT and the OWNER dies before the ANNUITANT, the OWNER'S estate will become the OWNER unless WE have received a written request prior to the OWNER'S death from the OWNER naming a contingent OWNER or unless otherwise provided by Annuity Contract endorsement. If the OWNER dies and the OWNER'S spouse is the ANNUITANT, the OWNER'S spouse becomes the OWNER.

Upon the death of the last surviving OWNER, the ANNUITANT becomes the OWNER unless a contingent OWNER is named. The new OWNER cannot name a contingent OWNER.

If any OWNER is a non-natural person, the Payment of Proceeds provisions of this Annuity Contract will apply upon the death of the ANNUITANT. If there are joint OWNERS and one is a non-natural person, the Payment of Proceeds provisions of this Annuity Contract will apply upon the death of:
      1. the ANNUITANT; or
      2. any natural person OWNERS,
whichever occurs first.


                         CHANGE OF BENEFICIARY/OWNERSHIP

Unless there is an irrevocable BENEFICIARY, the OWNER may name a new BENEFICIARY or OWNER at any time while THE ANNUITANT is living by sending US a form satisfactory to US for this purpose. Such change:
      1. must be recorded in the ADMINISTRATIVE SERVICE CENTER;
      2. takes effect on the date the form was signed;
      3. will have no effect on any action WE took prior to receiving such form; and
      4. terminates all rights under previous designations.
WE may require this Annuity Contract for endorsement.

                             ALTERNATE ANNUITY DATE

Before annuity payments begin, the OWNER may request an alternate ANNUITY DATE. Such request must be in writing and be agreed to by both the OWNER and US and on file at the ADMINISTRATIVE SERVICE CENTER.

                               GENERAL PROVISIONS

ASSIGNMENT. The rights of the OWNER and any BENEFICIARY are subject to the rights of any assignee of this Annuity Contract unless the BENEFICIARY was effectively designated as an irrevocable BENEFICIARY before the assignment. No assignment is binding on US until the original or a copy of it is filed at the ADMINISTRATIVE SERVICE CENTER and accepted by US. WE are not responsible for the validity of any assignment or its legal effect.

BASIS OF CALCULATION. All reserves for this Annuity Contract are based on the 2000 Individual Annuity Mortality Table, male and female. All calculations are done on the basis described in the statement that is on file with the insurance commissioner's office. All guaranteed values are equal to or greater than that required by law.

CLAIMS OF CREDITORS. Payment of interest or principal or any payment under a Settlement Option is exempt from the claims of creditors to the maximum extent allowed by law.

DUPLICATE POLICY FEE. The duplicate policy fee is shown on the Schedule. Such fee may be charged when WE receive a request for a duplicate contract. It will be deducted from the FIXED ACCOUNT and the variable subaccounts on a pro rata basis.

ENTIRE CONTRACT. WE have issued this Annuity Contract in consideration of the APPLICATION and payment of the first premium. The entire contract consists of:
      1. this Annuity Contract and its Riders, if any; and
      2. the APPLICATION.
Statements made in any APPLICATION by or for the ANNUITANT are considered representations not warranties. WE will not use any statement to void this Annuity Contract or in defense of a claim unless it is in an APPLICATION and such APPLICATION is attached to and made a part of this Annuity Contract.

ERROR. If WE, the OWNER or the ANNUITANT makes a clerical error with respect to any information given to US or by US, such error will not cause:
      1. the contract to be invalid if otherwise valid;
      2. any contract to be issued that otherwise would not be issued; or
      3. any benefit to be different from that otherwise provided by the applicable Annuity Contract provision.

MISSTATEMENT OF AGE OR GENDER. If the ANNUITANT'S age or gender is misstated in the APPLICATION, WE will adjust the amount payable under this Annuity Contract, based on the correct age and gender.

OWNER'S REPORT. WE provide the OWNER with a report at least once each year. The report shows:
      1. the ACCUMULATION VALUE including the value in each subaccount and the FIXED ACCOUNT; and
      2. the SURRENDER VALUE; and
      3. since the time of the last report, premiums paid, and interest credited on the FIXED ACCOUNT;
      4. any partial surrenders; and
      5. any other information that may be required by regulation.

PREMIUM TAX. If this Annuity Contract is subject to a PREMIUM TAX, WE may deduct the tax:
      1. at the time WE pay the tax to the applicable taxing authorities;
      2. at the time the contract is surrendered in whole or in part;
      3. on the ANNUITY COMMENCEMENT DATE; or
      4. at the death of the ANNUITANT.
If WE deduct the tax after premium payments have been applied to the FIXED ACCOUNT or the subaccounts, the tax will be deducted from such accounts on a pro rata basis.

TAX QUALIFICATION.. Tax laws may, from time to time impose certain requirements to qualify this Annuity Contract as an Annuity for federal tax purposes. WE reserve the right to change this Annuity Contract to so qualify, and will notify the OWNER of any such change and its effects.

WAIVER AND CHANGE. Only OUR President, one of OUR Vice-Presidents, OUR Secretary or OUR Assistant Secretary may waive or change any provision in this Annuity Contract. Such waiver or change must be in writing. No agent or other person may waive or change any provision of this Annuity Contract.

                                    PREMIUMS

INITIAL PREMIUM. The initial premium is due on the ANNUITY CONTRACT DATE. All premiums after the initial premium may be mailed to the ADMINISTRATIVE SERVICE CENTER.

PLANNED PREMIUM. The planned premium amount is shown on the Schedule and is the basis for premium reminder notices. The least amount of any planned premium payment after the initial premium payment is $50.00.

PREMIUM REMINDER NOTICES FOR PLANNED PREMIUM. WE will, subject to OUR rules then in effect:
      1. provide a premium reminder notice:
         a. annually;
         b. semiannually; or
         c. quarterly;
      2. arrange billing under OUR electronic payment plan; or
      3. change the timing and premium amount.

WE reserve the right to stop any premium reminder notices if WE do not receive a payment for a period of 36 consecutive months.

PREMIUM LIMITS FOR PLANNED PREMIUM. WE have the right to:
      1. limit any increase in PLANNED PREMIUM;
      2. limit the number and amount of additional premiums and PLANNED PREMIUM.

PREMIUM ALLOCATION. The OWNER determines the percentage of premium that will be allocated to each subaccount of the VARIABLE ACCOUNT and to the FIXED ACCOUNT. The OWNER may choose to allocate:
      1. all the premium;
      2. a percentage of the premium; or
      3. nothing
to a particular subaccount or to the FIXED ACCOUNT.

Any allocation must be at least ten percent of the premium. A fractional percent may not be chosen.

The initial premium and any additional premium received before the ISSUE DATE will be allocated on the ISSUE DATE.

Any additional premium received on or after the ISSUE DATE will be allocated on the date WE receive the premium at OUR HOME OFFICE or the ADMINISTRATIVE SERVICE CENTER.

All premiums will be allocated according to:
      1. the premium allocation shown on the APPLICATION; or
      2. the most recent written instructions of the OWNER; or
      3. the instructions provided by the OWNER over the telephone, if a Telephone Transfer Authorization is in effect.

PREMIUM ALLOCATION (CONTINUED). The OWNER may change the allocation of future premiums at any time, subject to the following:
      1. this Annuity Contract must be in force; and
      2. this Annuity Contract must have an ACCUMULATION VALUE.

The change will be effective on the BUSINESS DAY on or next following the date:
      1. WE receive the signed form at the ADMINISTRATIVE SERVICE CENTER; or
      2. the instructions are provided by the OWNER over the telephone, if a Telephone Transfer Authorization is in effect.

                                    SURRENDER

SURRENDER. The OWNER may surrender this Annuity Contract to US at any time prior to the ANNUITY COMMENCEMENT DATE by submitting a written request to the ADMINISTRATIVE SERVICE CENTER. The effective date of a surrender is the latest of:
      1. the date the surrender request is received AT THE ADMINISTRATIVE SERVICE CENTER;
      2. the date the OWNER requests; or
      3. the date WE receive all necessary requirements WE need to surrender this Annuity Contract.

WE will pay to the OWNER this Annuity Contract's SURRENDER VALUE within seven days of the effective date of the surrender unless the payment is from the FIXED ACCOUNT. WE may defer payment from the FIXED ACCOUNT for the time allowed by law, but not more than six months. The SURRENDER VALUE is paid in one lump sum unless other arrangements are made in writing or WE defer payment of the FIXED ACCOUNT. Once this Annuity Contract is surrendered, it may not be reinstated.

                                PARTIAL SURRENDER

PARTIAL SURRENDER. The OWNER may request a partial surrender. If the amount of the partial surrender is less than $5,000, contact the ADMINISTRATIVE SERVICE CENTER. If the amount of the partial surrender is $5,000 or more, such request must be in writing, signed by the OWNER and sent to the ADMINISTRATIVE SERVICE CENTER.

The amount of any partial surrender must be at least $250. The amount of ACCUMULATION VALUE remaining after any partial surrender must be at least $1,000.

The OWNER may tell US how to allocate the partial surrender from the subaccounts and the FIXED ACCOUNT. Any related CONTINGENT DEFERRED SALES CHARGE, premium tax and fees will be allocated on the same basis as the partial surrender. If the OWNER does not tell US how to allocate the partial surrender, WE will allocate the partial surrender among the subaccounts and the FIXED ACCOUNT in the same proportion that the ACCUMULATION VALUE of each of the subaccounts and the FIXED ACCOUNT ACCUMULATION VALUE bears to the total ACCUMULATION VALUE on the date WE receive the request.

The Partial Surrender Processing Fee shown on the Schedule and any applicable state premium tax apply to each partial surrender.

CONTINGENT DEFERRED SALES CHARGE. A CONTINGENT DEFERRED SALES CHARGE may apply to certain maturity, partial and full surrender transactions during the first nine years from the date WE receive each premium payment.

The CONTINGENT DEFERRED SALES CHARGE will be:

      1. assessed against premium payments, but will not be assessed against earnings;
      2. will be calculated as if premium payments were withdrawn in the order in which they were received;
      3. will be calculated as if premium payments were withdrawn before earnings; and
      4. will be equal to the amount withdrawn (not to exceed the premium payments made), times the appropriate percentage from the Contingent Deferred Sales Charge Table shown on page 11.

After all premium payments have been withdrawn, further withdrawals will be made from earnings without incurring the CONTINGENT DEFERRED SALES CHARGE.

                                  TABLE OF CONTINGENT DEFERRED SALES CHARGES
-----------------------------------------------------------------------------------------------------------------
NUMBER OF YEARS FROM        CONTINGENT DEFERRED          NUMBER OF YEARS FROM            CONTINGENT DEFERRED
PREMIUM PAYMENT             SALES CHARGE                 PREMIUM PAYMENT                 SALES CHARGE
-----------------------------------------------------------------------------------------------------------------
       1                            8%                            6                            3%
       2                            7%                            7                            2%
       3                            6%                            8                            1%
       4                            5%                            9                            1%
       5                            4%
-----------------------------------------------------------------------------------------------------------------

WAIVER OF CONTINGENT DEFERRED SALES CHARGE. Prior to the ANNUITY COMMENCEMENT DATE, the CONTINGENT DEFERRED SALES CHARGE will be waived if:
      1. WE pay the DEATH BENEFIT; or
      2. the PROCEEDS are applied to any of the Fixed Settlement Options.

After the end of the first Annuity Contract Year but prior to the ANNUITY COMMENCEMENT DATE, up to ten percent of the cumulative premiums may be withdrawn during each Annuity Contract Year without a CONTINGENT DEFERRED SALES CHARGE. Cumulative premiums are premiums paid to the effective date of the first withdrawal during the current Annuity Contract Year, minus any premiums previously withdrawn.

                                VARIABLE ACCOUNT

VARIABLE ACCOUNT. The VARIABLE ACCOUNT is registered with the SEC and is subject to SEC rules and regulations. The VARIABLE ACCOUNT is also subject to the laws of the State of Wisconsin that regulate the operations of insurance companies domiciled in Wisconsin. The investment policy of the VARIABLE ACCOUNT will not be changed without the approval of the Insurance Commissioner of the State of Wisconsin. The approval process is on file with the insurance commissioner of the state of Wisconsin.

WE own the assets of the VARIABLE ACCOUNT. WE will value the assets of the VARIABLE ACCOUNT at the close of business on each BUSINESS DAY. The assets of the VARIABLE ACCOUNT will be kept separate from the assets of OUR GENERAL ACCOUNT and any other separate accounts. Income and realized or unrealized gains or losses from assets in the VARIABLE ACCOUNT will be credited to or charged against such account without regard to OUR other income, gains or losses.

The portion of the assets of the VARIABLE ACCOUNT that equals the reserves and other Annuity Contract liabilities of the contracts that are supported by the VARIABLE ACCOUNT will not be charged with liabilities arising from any other business WE conduct.

WE have the right to transfer to OUR GENERAL ACCOUNT any assets of the VARIABLE ACCOUNT that are in excess of such reserves and other Annuity Contract liabilities.

WE also reserve the right to transfer assets of the VARIABLE ACCOUNT that WE determine to be associated with the class of policies to which this Annuity Contract belongs, to another separate account. If this type of transfer is made, the term "VARIABLE ACCOUNT" as used in this Annuity Contract, will then mean the VARIABLE ACCOUNT to which the assets were transferred.

When permitted by law, WE also reserve the right to:
      1. deregister the VARIABLE ACCOUNT under the Investment Company Act of
         1940;
      2. operate the VARIABLE ACCOUNT under the direction of a committee or in any other form permitted by law;
      3. restrict or eliminate any voting rights of OWNERS or other persons who have voting rights as to the VARIABLE ACCOUNT;
      4. combine the VARIABLE ACCOUNT with other separate accounts;
      5. create new separate accounts; and
      6. transfer the assets of the VARIABLE ACCOUNT to another separate account.

SUBACCOUNTS. The VARIABLE ACCOUNT is divided into subaccounts as shown on the Schedule. When permitted by law, WE reserve the right to:
      1. add new subaccounts;
      2. make such subaccounts available to any class or series of policies as WE deem appropriate; and
      3.eliminate or combine any subaccounts; and 4.transfer the assets of one or more subaccounts to any other subaccount.

Each new subaccount would invest in a new investment option of the FUND or in shares of another investment company. The OWNER will determine the percentage of premium that will be allocated to each subaccount in accordance with the Premiums provisions.

FUND INVESTMENT OPTIONS. The FUNDS offer several investment options as shown on the Schedule. Each of the investment options corresponds to one of the subaccounts of the VARIABLE ACCOUNT.

Premiums allocated to a subaccount will automatically be invested in an investment option corresponding to that subaccount.

When permitted by law, WE have the right to:
      1. add;
      2. delete; or
      3. substitute
investment options.

WE also reserve the right to dispose of an investment option, and to substitute another investment option, if:
      1. the shares of the investment option are no longer available for investment; or
      2. if in OUR judgment further investment in the investment option is inappropriate in view of the purpose of the VARIABLE ACCOUNT.

In the event of any substitution or change, WE may, by endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect the substitution or change.

TRANSFERS. The OWNER may transfer all or part of the ACCUMULATION VALUE among the subaccounts of the VARIABLE Account and between the subaccounts and the FIXED ACCOUNT, subject to the following:
      1. the request for a transfer must be in a form acceptable to US;
      2. if the request for a transfer is in writing, the form must be signed by the OWNER;
      3. the OWNER may transfer amounts over the telephone if a Telephone Transfer Authorization is in effect,
      4. the transfer is effective as of the end of the VALUATION PERIOD during which WE receive the signed form or the request at the ADMINISTRATIVE SERVICE CENTER;
      5. the OWNER may transfer amounts among the subaccounts of the VARIABLE
         ACCOUNT an unlimited number of times in a Annuity Contract year;
      6. the OWNER may transfer amounts from the FIXED ACCOUNT to the VARIABLE
         ACCOUNT only once in an Annuity Contract year;
      7. The first 12 transfers in any Annuity Contract year can be made without a transfer fee. Thereafter, WE reserve the right to charge a $25 transfer fee per transfer;
      8. the ACCUMULATION VALUE on the date of the transfer will not be affected by the transfer except to the extent of the transfer fee. The transfer fee will be deducted on a pro rata basis from the accounts to which the transfer is made;
      9. the OWNER must transfer at least:
         a. a total of $250; or
         b. the total ACCUMULATION VALUE in the subaccount or the total ACCUMULATION VALUE in the FIXED ACCOUNT if the total amount transferred is less than $250.
     10. no more than 25% of the ACCUMULATION VALUE in the FIXED ACCOUNT as of the current date of transfer may be transferred. If such transfer causes the balance in the FIXED ACCOUNT to fall below $1,000, the full ACCUMULATION VALUE in the FIXED ACCOUNT will be transferred.

WE reserve the right to limit transfers in any Annuity Contract Year, or to refuse any transfer request for an OWNER if:

      1. WE believe, in our sole discretion, that excessive trading by the OWNER, or a specific transfer request, or a group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any subaccount or the share prices of any portfolio, or would be detrimental to other OWNERS; or
      2. WE are informed by one or more portfolios that they intend to restrict the purchase of portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the price of portfolio shares.

WE also reserve the right to revoke or modify the transfer privilege at any time.

                               ACCUMULATION VALUE

The VARIABLE ACCOUNT ACCUMULATION VALUE will vary from BUSINESS DAY to BUSINESS DAY reflecting changes in the current number of ACCUMULATION UNITS and the current ACCUMULATION UNIT VALUE.

The VARIABLE ACCOUNT ACCUMULATION VALUE is equal to the sum of the ACCUMULATION VALUE in each subaccount. The ACCUMULATION VALUE in a subaccount is equal to:
      1. the current number of ACCUMULATION UNITS; multiplied by
      2. the current ACCUMULATION UNIT VALUE.

The FIXED ACCOUNT ACCUMULATION VALUE is:
      1. the FIXED ACCOUNT ACCUMULATION VALUE on the preceding BUSINESS DAY, plus any interest; plus
      2. the total of Premiums credited to the FIXED ACCOUNT since the preceding BUSINESS DAY; plus
      3. the total of the transfers from the VARIABLE ACCOUNT to the FIXED ACCOUNT since the preceding BUSINESS DAY; minus
      4. the total of the transfers to the VARIABLE ACCOUNT from the FIXED ACCOUNT since the preceding BUSINESS DAY; minus
      5. the total of full or partial surrenders from the FIXED ACCOUNT since the preceding BUSINESS DAY; minus
      6. the total of any applicable fees, charges and taxes, since the preceding BUSINESS DAY.

ACCUMULATION UNITS. When transactions are made that affect the VARIABLE ACCUMULATION VALUE, dollar amounts are converted to ACCUMULATION UNITS. The number of ACCUMULATION UNITS for a transaction is:
      1. the dollar amount of the transaction; divided by
      2. the current ACCUMULATION UNIT VALUE.

The number of ACCUMULATION UNITS for a subaccount increases when:
      1. Premiums are credited to that subaccount; or
      2. transfers from the FIXED ACCOUNT or other subaccounts are credited to that subaccount.

The number of ACCUMULATION UNITS for a subaccount decreases when:
      1. the OWNER makes a full or partial surrender from that subaccount;
      2. transfers are made from that subaccount to the FIXED ACCOUNT or other subaccounts; or
      3. if the date of calculation is the last day of the Annuity Contract Year, the Annual Annuity Contract Fee shown on the Schedule is deducted from the FIXED ACCOUNT or the subaccounts on a pro rata basis. The Annual Annuity Contract Fee is waived for contracts with an ACCUMULATION VALUE of over $20,000. The maximum guaranteed Annual Annuity Contract Fee is $50.

ACCUMULATION UNIT VALUE. The ACCUMULATION UNIT VALUE for each subaccount was arbitrarily set initially at $10.00 when the subaccounts first purchased fund shares. The ACCUMULATION UNIT VALUE for each subsequent VALUATION PERIOD is calculated by multiplying A. by B.
   where A. is the ACCUMULATION UNIT VALUE for each subaccount for the immediately preceding VALUATION PERIOD; and where B. is the net investment factor for the subaccount during the subsequent VALUATION PERIOD.

The ACCUMULATION UNIT VALUE for a VALUATION PERIOD applies for each day in the period. WE will value the net assets in each subaccount at their fair market value in accordance with accepted marketing practices and applicable laws and regulations.

NET INVESTMENT FACTOR. The net investment factor is used to measure the investment performance of a subaccount from one VALUATION PERIOD to the next. The net investment factor for a subaccount for any VALUATION PERIOD is equal to
A. divided by B. minus C. minus D.

   where A. is the net asset value per share held in the subaccount as of the end of the current VALUATION Period; plus or minus the per share amount of any dividend or capital gain distributions if the ex-dividend date occurs in the VALUATION PERIOD; plus or minus a per share charge or credit, as determined by US, as of the end of the current VALUATION PERIOD, for taxes; and

   where B. is the net asset value per share held in the subaccount as of the end of the prior VALUATION PERIOD; and

   where C is the daily mortality and expense risk charge shown on the Schedule times the number of days in the current VALUATION PERIOD. The mortality and expense risk charge may increase or decrease but will never exceed .0027262% of the daily net assets in the variable subaccounts for each day in the VALUATION PERIOD. The maximum charge corresponds to a charge of 1.00% per year of the average daily net assets in the subaccounts for the mortality and expense risk; and

   where D. is the daily administrative charge shown on the Schedule times the number of calendar days in the current VALUATION PERIOD. The administrative charge is .0004107% of the daily net assets in the variable subaccounts for each day in the VALUATION PERIOD. The charge corresponds to a charge of .15% per year of the average daily net assets in the subaccounts for administrative costs.

The net investment factor may be greater than or less than one.

FIXED ACCOUNT INTEREST. Interest on the FIXED ACCOUNT ACCUMULATION VALUE is credited at not less than the guaranteed rate shown in the Schedule. Interest in excess of the guaranteed rate may be credited on the amount of the FIXED ACCOUNT ACCUMULATION VALUE and will be guaranteed for each Annuity Contract Year. WE will set the amount of any excess interest and the manner in which it is determined.

Interest will be credited to the FIXED ACCOUNT ACCUMULATION VALUE daily.

                               SETTLEMENT OPTIONS

The PROCEEDS or DEATH BENEFIT of this Annuity Contract may be applied under a fixed settlement option after this Annuity Contract has been in force for five years or more, or upon the death of the ANNUITANT or OWNER subject to the conditions and provisions of this Annuity Contract.

                            FIXED SETTLEMENT OPTIONS

FIXED PERIOD. Equal periodic payments are made for a fixed period of not less than five years nor more than 30 years.

FIXED PERIOD AND LIFE. Equal periodic payments are guaranteed during the lifetime of the payee. The minimum guaranteed period of payments is ten, fifteen or twenty years.

FIXED AMOUNT. Equal periodic payments are made for a fixed amount of not less than five years or nor more than 30 years.

JOINT AND SURVIVOR LIFETIME INCOME. Periodic Payments are guaranteed for the lifetime of two payees. If one of the payees dies, payments will continue during the lifetime of the surviving payee. The minimum guaranteed period of payments is ten years.

INSTALLMENT REFUND. Equal periodic payments are guaranteed for the lifetime of the payee. Payments are guaranteed to total no less than the amount of the PROCEEDS or the DEATH BENEFIT at the time that the payments start.

LIFETIME - NO REFUND. Equal periodic payments are made for the lifetime of the payee. No minimum number of payments is guaranteed. Payments end at the death of the payee.

WE will make any other settlement option agreement that is agreeable to both the person who has a right to elect a Settlement Option and US.

INTEREST. PROCEEDS or the DEATH BENEFIT applied under a fixed settlement option no longer earn interest at the rate applied to the FIXED ACCOUNT or participate in the investment experience of the VARIABLE ACCOUNT. An interest rate of three and 1/2 percent per year compounded annually is guaranteed on all amounts held under a fixed settlement option. Excess interest may be paid or credited, from time to time, at OUR sole option. Such excess interest is in addition to the guaranteed payments under any settlement option.

                                   CONDITIONS

1. WE either endorse this Annuity Contract or require its surrender in exchange for a supplementary contract covering the settlement option agreement. The effective date of any supplementary contract is the date on which the amount is applied.

2. Settlement options are not available without OUR consent if the amount to be applied is less than $5,000.00 or not enough to produce income payments of at least $1200.00 yearly.


3. Any change of BENEFICIARY while this Annuity Contract is in force, cancels any previous choice of a settlement option.


4. If this Annuity Contract is assigned, or if an amount becomes payable to a corporation, association, partnership, trust or other non-natural person, settlement options (other than a lump sum) are available only with OUR consent.

The Tables that follow illustrate the minimum amount of guaranteed payments for the indicated fixed settlement options.

                                                       FIXED PERIOD

                       MONTHLY INCOME AMOUNTS PER $1,000 OF ANNUITY CONTRACT PROCEEDS/DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------------------------

YEARS           MONTHLY      YEARS         MONTHLY      YEARS         MONTHLY      YEARS        MONTHLY       YEARS        MONTHLY
PAYABLE         AMOUNT       PAYABLE       AMOUNT       PAYABLE       AMOUNT       PAYABLE      AMOUNT        PAYABLE      AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
    5           $18.17          11          $9.11          17         $6.48           23         5.25            29        $4.55
    6            15.39          12           8.49          18          6.22           24         5.11            30         4.46
    7            13.41          13           7.96          19          5.98           25         4.98
    8            11.93          14           7.51          20          5.77           26         4.86
    9            10.78          15           7.12          21          5.58           27         4.75
   10             9.86          16           6.78          22          5.41           28         4.64
------------------------------------------------------------------------------------------------------------------------------------

                                                  FIXED PERIOD AND LIFE

                       MONTHLY INCOME AMOUNTS PER $1,000 OF ANNUITY CONTRACT PROCEEDS/DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------------------------
                    NUMBER OF YRS CERTAIN                        NUMBER OF YRS CERTAIN                        NUMBER OF YRS CERTAIN

AGE OF                10             20        AGE OF              10            20         AGE OF               10             20
PAYEE                                          PAYEE                                        PAYEE
----------------                               --------------                               --------------
UNISEX                                         UNISEX                                       UNISEX
------------------------------------------------------------------------------------------------------------------------------------
     5              $3.12          $3.12           29            $3.48         $3.47             53            $4.51          $4.38
     6               3.13           3.13           30             3.50          3.49             54             4.58           4.44
     7               3.14           3.14           31             3.52          3.51             55             4.66           4.50
     8               3.15           3.15           32             3.55          3.54             56             4.74           4.56
     9               3.16           3.16           33             3.58          3.56             57             4.83           4.62
    10               3.17           3.17           34             3.61          3.59             58             4.92           4.69
    11               3.18           3.18           35             3.64          3.62             59             5.02           4.75
    12               3.20           3.19           36             3.67          3.65             60             5.12           4.82
    13               3.21           3.20           37             3.70          3.68             61             5.23           4.89
    14               3.22           3.21           38             3.74          3.71             62             5.35           4.95
    15               3.23           3.23           39             3.77          3.74             63             5.47           5.02
    16               3.24           3.24           40             3.81          3.78             64             5.59           5.09
    17               3.26           3.25           41             3.85          3.82             65             5.72           5.15
    18               3.27           3.27           42             3.89          3.85             66             5.86           5.22
    19               3.29           3.28           43             3.94          3.89             67             6.01           5.28
    20               3.30           3.30           44             3.98          3.93             68             6.16           5.34
    21               3.32           3.31           45             4.03          3.98             69             6.32           5.39
    22               3.34           3.33           46             4.08          4.02             70             6.48           5.44
    23               3.35           3.35           47             4.13          4.07             71             6.65           5.49
    24               3.37           3.36           48             4.19          4.11             72             6.83           5.54
    25               3.39           3.38           49             4.25          4.16             73             7.01           5.57
    26               3.41           3.40           50             4.31          4.21             74             7.19           5.61
    27               3.43           3.42           51             4.37          4.27             75             7.38           5.64
    28               3.45           3.44           52             4.44          4.32          and over
------------------------------------------------------------------------------------------------------------------------------------

Monthly income for other combinations or frequency of payment will be quoted upon request.




                                   DESCRIPTION

                                VARIABLE ANNUITY

                                Non-Participating